UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K/A
AMENDMENT No. 1 TO CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 30, 2005
RSA Security Inc.

(Exact name of registrant as specified in charter)

Delaware	000-25120	04-2916506

(State or other juris- diction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

174 Middlesex Turnpike, Bedford, Massachusetts		01730

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (781) 515-5000
N/A

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note:
     RSA Security Inc. is filing this Amendment No. 1 to Current Report on Form 8-K/A for the purpose of attaching as an exhibit a copy of the Merger Agreement (as defined below) to the Current Report on Form 8-K to which this amendment relates, which RSA Security previously filed with the Securities and Exchange Commission on December 5, 2005.
Item 1.01. Entry into a Material Definitive Agreement.
     On December 2, 2005, RSA Security Inc., Cyota, Inc., Powder Acquisition Corporation, a wholly owned subsidiary of RSA Security, and Andrew Zalasin, in his capacity as the Cyota stockholders’ representative, entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which, subject to the satisfaction or waiver of the conditions in the Merger Agreement, Powder Acquisition Corporation will merge with and into Cyota, with Cyota as the surviving corporation. Upon the consummation of the merger, Cyota will become a wholly owned subsidiary of RSA Security.
     The total consideration to be paid by RSA Security pursuant to the Merger Agreement is approximately $145 million, comprising up to $136 million in cash for all of the outstanding capital stock of Cyota, $5.5 million in cash to fund a three-year retention pool and at least $3.5 million relating to the assumption of all outstanding Cyota stock options. The cash component of the consideration is subject to a post-closing adjustment based on the net working capital of Cyota on the closing date.
     Pursuant to the Merger Agreement, at the closing, $13.6 million of the cash consideration to be paid at the closing will be deposited into an escrow fund to secure certain indemnification obligations of the former stockholders of Cyota and to satisfy certain obligations of the former stockholders of Cyota to adjust the base purchase price. On the 12-month anniversary of the closing, the balance of the escrow fund in excess of any amounts held for unresolved claims will be distributed to the former stockholders of Cyota.
     The closing of the transaction is conditioned upon customary closing conditions including the receipt of any necessary regulatory approvals.
     This description of the Merger Agreement is not a complete statement of the parties’ rights or obligations under the Merger Agreement and is qualified in its entirety by reference to the full text of the Merger Agreement, which is filed as an exhibit to this amended Report and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits
     See the Exhibit Index attached to this Report.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RSA Security Inc. (Registrant)
Date: December 6, 2005	By:	/s/ Arthur W. Coviello, Jr.
Arthur W. Coviello, Jr.
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated December 2, 2005, among RSA Security Inc., Cyota, Inc., Powder Acquisition Corporation and Andrew Zalasin in his capacity as the Cyota stockholders’ representative. (1)

99.1	Press release, dated December 5, 2005, issued by RSA Security Inc. (previously filed with the Securities and Exchange Commission on December 5, 2005 as an exhibit to RSA Security’s Current Report on Form 8-K, and incorporated herein by reference).

(1)   The schedules to the Merger Agreement have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. The Company will furnish copies of any of such schedules to the U.S. Securities and Exchange Commission upon request.